Exhibit 10.5

Execution Version

ASSIGNMENT AND ACCEPTANCE
This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and among the Assignor identified in item 1 below (the “Assignor”), the Assignee identified in item 2 below (the “Assignee”) and each of the Loan Parties to the Credit Agreement identified below (the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Lender as contemplated below (i) all of the Assignor’s rights and obligations in the Warrant and in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount identified below of all of such outstanding rights and obligations of the Assignor in respect of the Warrant and the Commitments and Loans identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). For the avoidance of doubt, all rights, title and interest to the Warrant shall be included in the Assigned Interest. Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor. The benefit of each Security Document shall be maintained in favor of each Assignee.

1.	Assignor: Opus Bank

2.	Assignee: CB CA SPV, LLC

3.	Assignee Status:
The Assignee is a Lender                 Yes  ☐  No  ☒
The Assignee is an Affiliate of a Lender             Yes  ☐  No  ☒
The Assignee is a Borrower, or an Affiliate or Subsidiary of a Borrower    Yes  ☐ No  ☒

4.	Borrowers: Overland Storage, Inc. and Tandberg Data GmbH

5.
Credit Agreement: Credit Agreement, dated as of April 6, 2016, by and among Overland Storage, Inc. and Tandberg Data GmbH, as borrowers, Opus Bank, as lender and each of the other parties party thereto (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”)

6.	Assigned Interest:

Assignor	Assignee	Purchase Amount	Type of Debt	Facility
Opus Bank	CB CA SPV, LLC	$10,000,000.00	Term Loans	Term loan facility
Opus Bank	CB CA SPV, LLC	$8,195,017.72	Revolving Loans	Revolving credit facility

7.	Trade Date / Effective Date:

Trade Date:	June 6, 2018
Effective Date:    June 6, 2018

8.	Release by Loan Parties; Covenant not to Sue:
Effective on the Effective Date, each Loan Party, for itself and on behalf of its successors, assigns, officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges each of Assignor and Assignee, each of its respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents, Consultant and other professionals and all other persons and entities to whom Assignor or Assignee would be liable if such persons or entities were found to be liable to any Loan Party (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforseeen, past or present, liquidated or unliquidated, suspected or unsuspected, which any Loan Party ever had from the beginning of the world, now has, or might hereafter have against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents; provided, that the releases set forth in this paragraph shall not release any Releasee from its duties and obligations, if any, from and after the date hereof that are set forth in the Credit Agreement, any Loan Document, or this Assignment and Acceptance. As to each and every Claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

As to each and every Claim released hereunder, each Loan Party also waives the benefit of each other similar provision of applicable federal or state law of any applicable jurisdiction, if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. This release shall be and remain in full force and effect notwithstanding the discovery by any Loan Party after the date hereof (i) of any new or additional Claim against any Releasee, (ii) of any new or additional facts in any way relating to this release, (iii) that any fact relied upon by it was incorrect, or (iv) that any representation or warranty made by any Releasee was untrue or that any Releasee concealed any fact, circumstance or claim relevant to any Loan Party’s execution of this release. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that (i) none of the provisions of the above release shall be construed as or constitute an admission of any liability on the part of any Releasee; (ii) it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to this Section 8; and (iii) any attempt to assert a Claim barred by the provisions of this Section 8 shall subject it to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action. Each Loan Party further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Lender’s Lien on any item of Collateral under the Credit Agreement or the other Loan Documents. If any Loan Party or any Person acting for or on behalf of, or claiming through it, violate the foregoing covenant, such Loan Party, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation. In agreeing to the foregoing release, each Loan Party expressly disclaims any reliance on any representations or warranties, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the above release do not depend in any way on any such representations or warranties, acts or omissions or the accuracy, completeness or validity thereof.
The provisions of this Section 8 shall survive the termination of this Assignment and Acceptance and the other Loan Documents and the payment in full of the Obligations.
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The terms set forth in this Assignment and Acceptance are hereby agreed to:
ASSIGNOR
OPUS BANK

By: /s/ Andrew Jarvis
Name:    Andrew Jarvis
Title: FVP

[Signature Page to Assignment and Acceptance]

ASSIGNEE
CB CA SPV, LLC

By: /s/ Morris Beyda
Name:    Morris Beyda
Title: Partner and COO

[Signature Page to Assignment and Acceptance]

Consented to:
OVERLAND STORAGE, INC., as a Borrower

By:    /s/ Kurt Kalbfleisch
Name: Kurt Kalbfleisch
Title: SVP and CFO

TANDBERG DATA GMBH, as a Borrower

By:    /s/ Kurt Kalbfleisch
Name: Kurt Kalbfleisch
Title: Geschaftsfuhrer

[Signature Page to Assignment and Acceptance]

GUARANTORS:
OVERLAND STORAGE, INC., as a Guarantor

By:   /s/ Kurt Kalbfleisch
Name: Kurt Kalbfleisch
Title: SVP and CFO

SPHERE 3D CORP., as a Guarantor

By:   /s/ Kurt Kalbfleisch
Name: Kurt Kalbfleisch
Title: SVP and CFO

SPHERE 3D INC., as a Guarantor

By: /s/ Kurt Kalbfleisch
Name: Kurt Kalbfleisch
Title: SVP, CFO, and Secretary

V3 SYSTEMS HOLDINGS, INC., as a Guarantor

By: /s/ Kurt Kalbfleisch
Name: Kurt Kalbfleisch
Title: Secretary and CFO

OVERLAND TECHNOLOGIES LUXEMBOURG S.À R.L., as a Guarantor

By: /s/ Kurt Kalbfleisch
Name: Kurt Kalbfleisch
Title: Manager

TANDBERG DATA HOLDINGS S.À R.L., as a Guarantor

By: /s/ Kurt Kalbfleisch
Name: Kurt Kalbfleisch
Title: Geschaftsfuhrer

[Signature Page to Assignment and Acceptance]

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE
1.    Representations and Warranties.
1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document and (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04(a) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.04(a) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has (x) received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 of the Credit Agreement, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest and (y) attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, and (v) it is not a Borrower or an Affiliate or Subsidiary of a Borrower; and (b) agrees that (i) it will, independently and without reliance upon the Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.     General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of California.